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                                                                   Exhibit 10.9A

                               SUBLEASE AGREEMENT

         This Sublease Agreement (the "Sublease") is made by and between BEE-MAC REFERENCE LABORATORIES, INC., a Texas Corporation (the "Sublessor"), and INTROGEN THERAPEUTICS, INC., a Delaware Corporation (the "Sublessee") as of the 1st day of February, 1995.

                               W I T N E S S E T H

         WHEREAS, Sublessor desires to lease certain space to Sublessee, and Sublessee desires to lease such space from Sublessor, and,

         WHEREAS, Sublessee desires to operate a research laboratory and associated business office within the office space to be subleased from Sublessor.

         NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, it is agreed as follows:

                                    ARTICLE I

         SECTION 1.1, DEMISE AND DESCRIPTION OF PROPERTY

         A. On the terms and conditions provided below, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the subleased premises more fully described as follows:

                  Approximately 11750 square feet of Rentable Area being outlined in red on Exhibit A and being located on the 2nd floor of the building located at 8080 North Stadium Drive, Houston, Texas, such building and the land described on Exhibit B on which it is situated together with other improvements thereon, being hereinafter called "Building" and being a portion of the premises leased by Sublessor pursuant to the terms of the lease dated as of May 15, 1992, between Texas Children's Hospital, Landlord therein (hereinafter referred to in this Sublease as "Landlord"), and BEE-MAC REFERENCE LABORATORIES, INC., Tenant therein
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                  (hereinafter referred to in this Sublease as "Sublessor");
                  together with all improvements and fixtures located therein, including, without limitation, the personal property and fixtures listed on Exhibit "C" hereto. Such personal property and fixtures shall be in good working condition upon commencement of the lease. The above described subleased premises shall hereinafter be referred to as "Subleased Premises".

         B. The term "Rentable Area", as used herein shall mean that on each floor of the building on which space is or will be leased to more than one tenant or sublessee hereinafter referred to as ("multi-tenant floor") the rentable area attributable to each such sublease shall include, but not be limited to, the total of (i) the entire area included within the Subleased Premises covered by such sublease, being the area bounded by the inside surface of any exterior glass walls (or the inside surface of the permanent exterior wall where there is not glass) of the Building bounding such Subleased Premises, the exterior of all walls separating such Subleased Premises from any public corridors or other public areas on such floor, and the centerline of all walls separating such Subleased Premises from other areas leased or to be leased to other tenants or sublessees on such floor, (ii) a prorata portion of the area of the following items, including, but not limited to, the elevator lobbies, corridors, restrooms, mechanical rooms, stair landings, electrical rooms, telephone closets, janitors closets, other spaces necessary to the core and common area columns and other structural portions and/or projections of the Building situated in the common areas on such floor, and (iii) a prorata portion of the area of the building services (defined herein to include, but not be limited to, ground floor lobby, and corridors, mailroom, fireman's control station, telephone room). Sublessee's proportionate part of the common areas on Sublessee's floor shall be based upon the ratio which the Sublessee's Rentable Area on such floor bears to the aggregate Rentable Area on such floor.

         C. The Rentable Area for the entire building shall be deemed to be approximately 46,176 square feet for the purpose of this Sublease. The Rentable Area contained within the Subleased Premises shall be deemed to be the number of square feet set forth above. The Rentable Area in the premises has been calculated on the basis of the foregoing definition and is hereby stipulated for all purposes hereof to be the number of square feet specified in Section 1.1A, whether the same in fact should be more or less


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as a result of minor variations resulting from actual construction and completion of the Subleased Premises for occupancy.

         SECTION 1.2 TERM - Subject to the provisions for termination hereinafter provided, the initial term of this Sublease shall be for a period commencing on February 1, 1995 and terminating two years after such commencement date subject to Tenant's renewal options contained herein. Upon commencement the Leased Premises shall be clean, in good repair and ready for occupancy by Sublessee.

         SECTION 1.3 RENEWAL OPTIONS - Sublessee shall have the right and option to extend this lease for: (a) a one-year period after the initial term (the "First Renewal Option"); and (b) an additional period commencing at the end of said one-year period and terminating on September 30, 1999 (the "Second Renewal Option"). Such options shall be exercised, if at all, by Sublessee's delivery of written notice of exercise to Sublessor at least ninety (90) days before expiration of the then current lease term. All terms and provisions of this lease, including the amount of base rental, shall remain in force throughout each such each renewal term.

         SECTION 1.4 USE OF THE SUBLEASED PREMISES - The Subleased Premises shall be used exclusively for the operation of a research laboratory business and business offices and uses ancillary to the operation of a non-clinical laboratory.

         Sublessee shall not use Subleased Premises for (a) research using animals with the exception of laboratory mice, rats, or animals smaller than rats, (b) abortions, or (c) any purpose other than biomedical, biological or similar laboratory operations. Sublessee, at its own expense, will comply with all federal, state municipal and other laws, orders, rules, regulations, ordinances and deed restrictions relating to the use, conditions, and occupancy of the Subleased Premises and the business conducted therein by Sublessee, (including, without limitation all laws relating to health and the environment). Sublessee will not engage in any activity in the Subleased Premises which is disreputable or creates extraordinary fire hazards or results in Landlord's or Sublessor's fire and extended coverage insurance to be canceled or the rate therefore to be increased for the Building or its contents. Sublessee will not commit any act which is a nuisance or annoyance to Sublessor or to other tenants, or which might, in the exclusive judgment


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of Sublessor, injure or depreciate the Building. Sublessee will not commit or permit waste in the Subleased Premises or Building, or in any manner that creates a nuisance or interferes with any other tenant's or sublessee's peaceful use and occupancy of the Building.

         SECTION 1.5 ASSUMPTION AGREEMENT AND COVENANTS - Sublessee subleases the Subleased Premises subject to the provisions of the underlying lease for Subleased Premises between the Sublessor and its Landlord (the "Main Lease"), a copy of the Main Lease being attached hereto as Exhibit D, and Sublessee shall comply with the terms of the Main Lease during the term hereof. Insofar as the provisions of the Main Lease do not conflict with specific provisions herein contained, they and each of them are incorporated into this Sublease as fully as if completely rewritten herein and Sublessee agrees to be bound to Sublessor as Lessee by all terms of main Lease. The relationship between the Sublessee and Sublessor hereunder shall be the same as that between the Sublessor and its Landlord under the Main Lease with respect to the Subleased Premises to the extent that the provisions of the Sublease do not conflict with this Sublease Agreement. Sublessee agrees to indemnify Sublessor from any damages or injuries resulting from Sublessee's breach of any of the terms or provisions or covenants of this Sublease Agreement, and with respect to the Subleased Premises of the Main Lease. Sublessee hereby expressly assumes Sublessor's obligations under the Main Lease that are properly allocable to the space that is the subject of this sublease, but only to the extent of the rent Sublessee has agreed to pay Sublessor, and only to the extent that Sublessor has performed its obligations hereunder, (Landlord is intended to be a third party beneficiary of such assumption).

         Sublessor hereby warrants and represents that on the date of execution hereof the Main Lease is in full force and effect; that a true and correct copy of the Main Lease is attached hereto as Exhibit "D"; that the Main Lease has not been modified or amended; that the Landlord has consented to execution of this Sublease; and that Sublessor has the full right, power and authority to execute this Sublease. Further, Sublessor covenants and agrees that throughout the term of this Sublease, including any extension terms, it will timely pay all rents and other amounts which may become due under the Main Lease, and Sublessor will engage in no act, omission or failure to act which constitutes a default under the Main Lease.


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         SECTION 1.6, ASSIGNMENT AND SUBLETTING - Sublessee shall not, without the prior written consent of Sublessor, which may be granted or denied in Sublessor's absolute discretion, (i) assign, transfer, or encumber this Sublease or any estate or interest herein, whether directly, indirectly or by operation of law, (ii) permit any other entity to become Sublessee hereunder by merger, consolidation or other reorganization, (iii) if Sublessee is an entity other than a corporation whose stock is publicly traded, permit the transfer of any ownership interest in Sublessee so as to result in a change of more than fifty percent (50%) of the equity ownership of Sublessee, (iv) sublet any portion of the Subleased Premises, (v) grant any license, concession, or other right of occupancy of any portion of the Subleased Premises, or (vi) permit the use of the Sublease Premises by any parties other than Sublessee (any of the events listed in clauses (i) through (vi) shall be herein called a "Transfer"). Sublessor shall not unreasonably withhold consent to a requested Transfer. Sublessor shall give its consent in writing to Sublessee within ten (10) days of Notice by Sublessee to Sublessor of its desire to effect a Transfer. If Sublessee requests Sublessor's consent to a Transfer, then Sublessee shall provide Sublessor with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the portion of the Subleased Premises to be transferred; banking, financial, and other credit information; and, general references sufficient to enable Sublessor to determine the proposed transferee's creditworthiness and character. Sublessee shall reimburse Sublessor for its reasonable attorney's fees and other expenses incurred in connection with a Transfer. If Sublessor consents to a proposed Transfer, then the proposed transferee shall deliver to Sublessor a written agreement whereby it expressly assumes the Sublessees obligations hereunder. Sublessor's consent to a Transfer shall not release Sublessee from performing its obligations under this Sublease, but rather Sublessee and (subject to the previous sentence) its transferee shall be jointly and severally liable therefor. Sublessor's consent to any Transfer shall not waive Sublessor's rights as to any subsequent Transfers. If an event of default occurs while the Building or any part thereof is subject to a Transfer, then Sublessor, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Sublessee and apply such rents against Rent. Sublessee authorizes its transferee to make payments of rent directly to Sublessor upon receipt of notice for Sublessor to do so. Sublessor shall in no event approve any proposed transfer by Sublessee without first obtaining its


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Landlord's written approval. Sublessee shall have no right to assign, transfer or sublet the Subleased Premises without the prior consent of Sublessor and Landlord.

         In addition to the agreements above, Introgen shall receive the exclusive right and option to lease any additional space in the building which becomes vacant during the term hereof (including renewal terms). Should any lease upon space in the building occupied by a tenant other than Introgen terminate, or should space in the building otherwise become available, Sublessor shall give Introgen written notice of the availability of said space, together with a detailed description of the space becoming available. Sublessee shall have the exclusive right and option to lease all or part of the space becoming available, which option shall be exercised by delivery of written notice of exercise from Sublessee to Sublessor within twenty (20) days after receipt of notice by Sublessee of availability of the space. Should Sublessee exercise its option, the lease upon such optioned space shall commence upon the date it has been vacated by the other occupant and is clean and ready for occupancy by Sublessee, and shall continue for the remainder of the term of this lease, including renewal options. Each lease on optioned space shall be at the same rental rate, for the same term, including renewal options, and subject to all of the other terms and provisions of this lease. At or prior to its occupancy of any such optioned space, Sublessee shall post a security deposit with respect thereto in an amount equal, to one month's rent upon such space.

                                   ARTICLE II

         SECTION 2.1, LEASEHOLD IMPROVEMENTS - Sublessee takes the space "AS
IS".

         SECTION 2.2, IMPROVEMENTS, ALTERATIONS OR ADDITIONS AFTER COMMENCEMENT OF LEASE TERM Except as expressly provided below, upon commencement of the lease term and thereafter, Sublessee shall not make any improvements, alterations, or additions (or series of related improvements, alterations or additions) to the Subleased Premises if the cost thereof (including labor and material) would exceed $1,500.00, or if the installation or use thereof would affect the Building's structure or exterior appearance, or adversely affect the Building's electrical, plumbing, HVAC, or mechanical systems, except in accordance with plans and specifications (or change orders with respect thereto) which have previously been submitted to and approved in writing by Sublessor and Landlord. Sublessor shall not unreasonably


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withhold its approval, provided that: (a) such plans and specification (or change orders) and the improvements and the methods of installation described thereon, comply with applicable governmental laws, codes, rules, regulations, and deed restrictions; (b) such plans and specification (and change orders) are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner; (c) the improvements and methods of installation described therein will not adversely affect the Building's structure or the Building's HVAC, plumbing, electrical or mechanical systems, and will not affect the exterior appearance of the Building or the Subleased Premises; (d) such plans and specifications are accompanied by a detailed, itemized budget of the cost of making the improvements described therein; and, (e) Sublessor's landlord approves the plans and specifications of the improvements, alterations of additions to the Subleased Premises. All alterations, additions or improvements (whether temporary or permanent in character) including without limitation, all air conditioning equipment and all other equipment that is in any manner connected to the Building's plumbing system made in or upon the Subleased Premises, either by Sublessor or Sublessee, shall be Landlord's property at the end of the term and shall remain on the Subleased Premises without compensation to Sublessee. Approval by Sublessor or Landlord of any of Sublessee's drawings, plans and specifications shall not constitute a representation or warranty by Sublessor or Landlord as to the adequacy or sufficiency of such drawings or plans and specifications, or the improvements, alterations or additions to which they relate, for any use, purpose or condition, but such approval shall merely be the approval of Sublessor or Landlord as required hereunder. Sublessee shall not be permitted to make any improvement, alteration, or addition to the Subleased Premises unless such proposed improvement, alteration or addition complies with the requirements of the Americans with Disabilities Act of 1990 and all amendments, rules, regulations and guidelines relating thereto. The above notwithstanding, Sublessor hereby authorizes Sublessee to install an electronic badge type, keyless lock on each door of the Subleased Premises, provided that Sublessor is provided means to accomplish its rights to access as provided elsewhere in this lease, and provided that such devices do not violate any fire or safety codes of the City of Houston.

         SECTION 2.3, REPAIRS AND MAINTENANCE BY SUBLESSEE - Except for the work Sublessor is required to perform pursuant to Section 2.8, Section 7.1, Section
8.1 or Section 12.1(4) of this Sublease, Sublessee, at its expense, shall maintain the Subleased Premises in good repair and condition. Sublessee,


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throughout the term, shall take good care of the Subleased Premises and keep them free from waste or nuisance, and at the end of the term, deliver the Subleased Premises clean and free of trash and in good repair and condition, with all equipment situated in the premises on the commencement date, or replacements thereof in working order at least equal to the condition in which it existed as of the commencement date (ordinary wear and tear excepted). Sublessee covenants and agrees, at Sublessee's own cost and expense, to repair or replace any damage or injury done to the building, or any part thereof, caused by Sublessee or Sublessee's agents, employees, invitees, or visitors; provided, however, if Sublessee fails to make such repair or replacement promptly, Sublessor may, at its option, make repairs or replacements and Sublessee shall repay the cost thereof to Sublessor on demand.

         SECTION 2.4, PERFORMANCE OF WORK - All work or improvements to be constructed by Sublessee in connection with improvements, alterations, or additions to be constructed pursuant to the requirements of Section 2.2, shall be performed only by contractors and subcontractors approved in writing by Sublessor and Landlord, which approval shall not be unreasonably withheld. Sublessor shall cause all contractors and subcontractors retained by it to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Sublessor reasonably requires, naming Sublessor and Landlord as additional insured. Evidence of such insurance coverage must be delivered to Sublessor before any work may be performed in the Subleased Premises. All such work shall be performed in accordance with all legal requirements (including, without limitation, the retrofit requirements of the Americans with Disabilities Act of 1990, and the rules, regulations, and guidelines promulgated thereunder, necessitated by any such work [collectively the "ADA"]) and in a good and workmanlike manner so as not to damage the Subleased Premises, nor the Building, including the primary structure or structural qualities of the Building, building plumbing or electrical lines, or any other Building utility transmission facility.

         SECTION 2.5, APPROVAL PROCESS - Sublessor shall, within twenty (20) days after its receipt of any plans and specifications for improvements which Sublessee intends to construct at the Subleased Premises and within twelve (12) days after its receipt of any change orders with respect thereto, notify Sublessee as to whether Sublessor approves or disapproves the same. If Sublessor disapproves any such plans and


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specifications or change orders, then the notice of disapproval shall be accompanied by a statement in reasonable detail of the reasons therefor. If Sublessor fails to timely notify Sublessee as aforesaid, the Sublessor shall be deemed to have given its approval. Upon completion of the improvements, alterations or additions in question, Sublessee shall deliver Sublessor an accurate, reproducible "as built" plan (e.g. sepia) thereof. In no event shall Sublessor be required to approve improvements if the Landlord does not approve of such improvements, alterations, or additions.

         SECTION 2.6, MECHANIC'S LIENS - Sublessee shall not permit any mechanic's liens to be filed against the Subleased Premises of the Building for any work performed, materials furnished, or obligation incurred by, or at the request of Sublessee. If such a lien is filed, the Sublessee shall, within fifteen (15) days after Sublessor has delivered notice of the filing to Sublessee, either pay the amount of the lien or diligently contest such lien and deliver to Sublessor and Landlord a bond or other security reasonably satisfactory to Sublessor and Landlord to insure that Sublessor and Landlord are indemnified from any liability as a result of such lien. If Sublessee fails to timely take either such action, the Sublessor may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Sublessee to Sublessor within ten (10) days after Sublessor has delivered to Sublessee an invoice therefor.

         SECTION 2.7, DIGNIFIED USE OF THE SUBLEASED PREMISES - Sublessor covenants that all portions of the building other than the leased premises shall throughout the Sublease term be used in a manner consistent with the general high standards of the building as of the date of execution hereof, and not in disreputable or immoral manner, or in violation of any national, state, or local laws; and Sublessee agrees that the Subleased Premises shall be used in the same manner.

         SECTION 2.8, REPAIRS BY SUBLESSOR - Unless otherwise stipulated herein, Sublessor shall not be required to make any improvements to, or repairs of any kind or character on the Subleased Premises during the term of this Sublease, except such repairs as may reasonably be deemed necessary by Sublessor for normal maintenance operation. The obligation of Sublessor to maintain and repair the Subleased Premises shall be limited to building standard items. Sublessor shall, without limitation, maintain and


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keep in good repair and condition the roof, exterior walls, all structural or load-bearing walls, all common areas including lobbies, entryways and foyers, common stairways, elevators, restrooms, building plumbing and wiring, parking lots, sidewalks, exterior lawns and landscaping, common area lighting, exterior lighting, windows, vents and exterior exhausts.

                                   ARTICLE III

         SECTION 3.1, BASE RENTAL - As a part of the consideration for the execution of this Sublease and for the Sublease and use of the Subleased Premises, for and during the term of this Sublease, Sublessee covenants and agrees and promises to pay to the order of Sublessor at 2550 Holly Hall, Houston, Texas, or at such other address as Sublessor shall designate, a total sum of $584,680.00 as base rent, payable at a rate of $24,361.67 per month for the period from commencement date through the term of this lease. This represents a rental rate of $24.88 per square foot per year.

         SECTION 3.2, PAYMENT - Sublessee shall timely pay to Sublessor base rental and all other sums to be paid by Sublessee to Sublessor under this Sublease, collectively (the "Rent") without deduction or set-off (except as hereinafter provided) at Sublessor's address. Base rental, adjusted as provided herein, shall be payable monthly in advance. The first base rental installment shall be due contemporaneously with the execution hereof; thereafter, base rental for the remaining full calendar months of the term shall be payable on the first day of each month of the term beginning on the first day of the first month which commences after Sublessee's occupancy of the Leased Premises. Base rental for any fractional month of the term shall be prorated based on 1/365 of the then current annual base rental for each day of any partial month this Sublease is in effect.

         SECTION 3.3, DELINQUENT PAYMENT AND HANDLING CHARGES - All past due payments required of Sublessee hereunder shall bear interest from the date due until paid at the maximum lawful rate of interest; alternatively, Sublessor may charge Sublessee a fee equal to five percent (5%) of any delinquent payment that is not paid to Sublessor within five (5) days after Sublessor has delivered to Sublessee written notice of such delinquency; however, if Sublessor has notified Sublessee of a delinquency four (4) times during the term, Sublessor may charge Sublessee such five percent (5%) fee immediately upon


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any future delinquency. Such fee shall be payable to Sublessor to reimburse
Sublessor for its costs and inconvenience incurred as a consequence of Sublessees delinquency. In no event, however, shall the charges permitted under this Section 3.3, or elsewhere in this Sublease, to the extent they are considered to be interest under law, exceed the maximum lawful rate of interest allowed by the applicable law.

         SECTION 3.4, SECURITY DEPOSIT - Contemporaneously with the execution of this Sublease, Sublessee shall pay Sublessor $24,361.67 which shall be held by Sublessor to secure Sublessee's performance of its obligations under this Sublease, such amount being referred to herein as "Security Deposit". The Security Deposit is not an advance payment of rent or measure or limit of Sublessor's damages upon an event of default defined in Section 10.1. Sublessor may, from time to time, and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligations which Sublessee was obligated, but failed, to perform hereunder. Following each such application of the Security deposit, Sublessee shall pay to Sublessor, on demand, the amount so applied in order to restore the Security Deposit to its original amount, which additional amount shall accrue interest as provided above. Provided that Sublessee has performed all of its obligations hereunder, Sublessor shall, within 30 days after the term ends, return to Sublessee the portion of the Security Deposit which was not applied to satisfy Sublessee's obligations. If Sublessor transfers its interests in the premises, and the transferee assumes Sublessor's obligations under this Sublease, then Sublessor may assign the Security Deposit to the transferee and Sublessor thereafter shall have no further liability for the return of the Security Deposit.

         SECTION 3.5, PAYMENT OF AMOUNTS OWED SUBLESSOR - All rental shall be paid in lawful money of the United States. In addition to any other Rent to be paid pursuant to this Sublease, Sublessee agrees to pay to Sublessor, as additional rental, all charges for any services, goods or materials furnished by Sublessor at Sublessee's request which are not required to be furnished by Sublessor under this Sublease (as well as all other sums payable to Sublessee hereunder within ten (10) days after Sublessor renders a statement therefore to Sublessee). All past due additional rental amounts shall bear interest from the date due until paid at the maximum lawful rate of interest.


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                                   ARTICLE IV

         SECTION 4.1 SUBLESSEE'S INSURANCE - Before the commencement date, Sublessee shall obtain and thereafter keep in force during the term, at Sublessee's expense, the following insurance coverage:

         (1) fire and extended coverage on all of its personal property, including removable trade fixtures, located in the Subleased Premises and on all additions and improvements made by Sublessee, and covering all personal property of Sublessee located in the Subleased Premises under any other agreement or lease, and covering all other property placed in the Subleased Premises for the full insurable value and naming Sublessor and Landlord as additional insured parties, as their interests may appear; and

         (2) commercial general liability insurance, to include coverage for premises, operations and independent contractors, in an amount of not less than a combined single limit of $1,000,000 or such other amount as Sublessor, or its Landlord, may from time to time reasonably require, insuring Sublessee, Sublessor and Landlord against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Subleased Premises.

         Such policies shall be in form and substance reasonably satisfactory to Sublessor and Sublessor's Landlord and Landlord's Mortgagee. Sublessee shall provide to Sublessor copies of all insurance policies required to be maintained by Sublessor hereunder when issued. Each such policy shall provide that it may not be cancelled or amended without thirty (30) days, prior written notice to Sublessor, and shall provide primary coverage to Sublessor and Landlord when any policy issued to Sublessor and Landlord provides duplicate or similar coverage (and, in such circumstance, Sublessor's and Landlord's insurance policy shall be in excess of Sublessee's policy). At least fifteen (15) days before the expiration of each of such policies, Sublessee shall deliver to Sublessor and Landlord and to Landlord's Mortgagee a certificate of insurance evidencing the renewal of such policy, together with evidence satisfactory to Sublessor of the payment of the premiums therefore. If Sublessee fails to maintain insurance in accordance with Section 4.1, and does not cure such failure within ten (10) days after receiving from Sublessor written notice thereof, then without limiting any other remedy available to Sublessor under this Lease, Sublessor may cause such insurance to be issued in accordance with this Section 4.1, whereupon Sublessee shall reimburse to Sublessor the amount of all costs additional to the foregoing insurance.


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         SECTION 4.2, WAIVER, NO SUBROGATION - Sublessee and Sublessor each waive any claim they might have against the other or Landlord for any injury to or death of any person or persons or the damage or theft, destruction, loss, or loss of use of any property (a "Loss"), to the extent the same is insured against under any insurance policy maintained by Sublessee or Sublessor pursuant to this Section (or is required to be maintained by Sublessee or Sublessor respectively under the terms hereof) or could be insured against under the terms of standard fire and extended coverage insurance policies referred to in Section 4.1, that covers Sublessor's or Sublessee's fixtures, personal property, leasehold improvements, or business, regardless of cause or origin, whether the negligence of Sublessee, Sublessor or Landlord or their agents, officers or employees caused such loss. Sublessee and Sublessor shall cause their respective insurance carriers to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against each other respectively and Landlord.

         SECTION 4.3, INDEMNITY - Subject to the terms of Section 4.2, Sublessee shall defend, indemnify, and hold harmless Sublessor, Landlord, and their agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses, (including attorneys' fees) for any Loss arising from any occurrence on the Subleased Premises or from Sublessee's failure to perform its obligations under this Sublease (other than a Loss arising from the negligence or gross negligence of Landlord or Sublessor or their agents), even though caused or alleged to be caused by the negligence or fault of Sublessor and Landlord or its agents, and even though any such claim, cause of action, or suit is based upon, or alleged to be based upon, the strict liability of Landlord or Sublessor or their agents, officers or employees. This indemnity provision shall survive termination or expiration of this Sublease.

         Subject to the terms of Section 4.2, Sublessor shall defend, indemnify, and hold harmless Sublessee, and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses, (including attorneys' fees) for any Loss arising from any occurrence in the common areas of the building or from Sublessor's failure to perform its obligations under this Sublease (other than a Loss arising from the negligence or gross negligence of Sublessee or its agents), even though caused or alleged to be caused by the negligence or fault of Sublessee or its agents, and even though any such claim, cause of action, or suit is based upon, or alleged to be based upon, the strict liability of Sublessee or its agents, officers or employees. This indemnity provision shall survive termination or expiration of this Sublease.

                                    ARTICLE V

         SECTION 5.1, SUBORDINATION - This Sublease shall be subordinate to the liens and other matters affecting title to the Leased Premises which are shown on Exhibit "G" hereto, which is incorporated herein for all purposes.

         SECTION 5.2, ATTORNMENT - Sublessee shall attorn to any party succeeding to Sublessor's interest in the Subleased Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

                                   ARTICLE VI

         SECTION 6.1, RULES AND REGULATIONS - Sublessee shall perform, observe and comply with the Rules and Regulations of the Building which are attached hereto as Exhibit E. Sublessor and Landlord shall have the right, from time to time, to change such rules and regulations for the safety, care and cleanliness of the Subleased Premises, the Building and related facilities, or if such change is necessitated by law. Sublessee shall be responsible for the compliance with such rules and regulations by its employees, agents, invitees and assignees. Sublessor shall not have any liability to Sublessee for any failure of any other tenant, tenants, or sublessees of the Building to comply with such rules and regulations. Notwithstanding anything contained in the Rules and Regulations attached hereto to the contrary, any provision of Rules and Regulations which are in conflict with the Sublease Agreement or the terms of Exhibit D, shall be null and void.

         SECTION 6.2, PARKING - Sublessor promises to provide Sublessee with ten
(10) parking spaces on site. Additional spaces may be provided located at the garage of the Department of Human Services immediately North of the demised premises, if such space is available. The rental rate for said space shall be $1.00 per day per space during the term of this sublease or such value as the city of Houston charges. Such rental shall be payable according to the terms of
Section 3.2 of this Agreement.

                                   ARTICLE VII

         SECTION 7.1, CONDEMNATION - If there shall be taken by exercise of the power of eminent domain during the term of this Sublease any substantial part of the Subleased Premises or the Building, Sublessor may elect to terminate this Sublease or to continue same in effect. If such exercise of the power of eminent domain renders the Subleased Premises uninhabitable or incapable of being used for purposes expressed in this Sublease, then, either Sublessor or Sublessee may elect to terminate this Sublease, provided, however, the condemnation of portions of the property which do not affect the Subleased Premises shall not give Sublessor the right to so terminate. Sublessee and Sublessor shall each respectively have thirty (30) days after the conclusion of the eminent domain proceeding to deliver notice to the other party of the exercise of their right, if any, to terminate the Sublease as a result of events described pursuant to this Section. If Sublessor elects to continue the Sublease, the rental shall be reduced in proportion to the area of the Subleased Premises so taken and Sublessor shall repair any damage to the Subleased Premises resulting from such taking. All sums awarded to or agreed upon between Landlord or Sublessor and the condemning authority for the taking of the interests of Landlord or Sublessor, whether as damages or as compensation, will be the property of Landlord or Sublessor, whomever has received such award. Sublessee may separately pursue a claim against the condemnor for the value of Sublessee's leasehold interest and for Sublessee's personal property which Sublessee is entitled to remove under this Sublease, moving costs, loss of business or other claims it may have.

                                  ARTICLE VIII

         SECTION 8.1, DAMAGE TO PREMISES - If the Subleased Premises are damaged or destroyed by fire or any other casualty during the Term to such an extent that the damage cannot be (a) repaired within 60 days thereafter or (b) if such damages or destruction occurs during the last 6 months of the Term, then both Sublessee and Sublessor shall have the option, exercisable by written notice to the other within 60 days after such damage or destruction, to terminate this Lease effective as of the date of such damage or destruction. If neither Sublessor nor Sublessee has a right to terminate this Sublease, or if neither

Sublessee nor Sublessor elects to terminate this Sublease during the sixty (60) day period, then Sublessor shall, at Sublessor's cost, repair and rebuild the damaged or destroyed Subleased Premises to substantially the same condition as existed immediately prior to such damage or destruction, subject to changes thereto acceptable to Landlord or Sublessor. Provided, however, Sublessor's obligation to repair is subject to (1) Landlord permitting Sublessor to rebuild, and (2) the limitation that Sublessor shall only be required to provide building standard improvements and Sublessee shall be responsible for repair and rebuilding of improvements in the Subleased Premises that exceed building standard. All such work will be performed in accordance with Section 2.4 hereof. There will be an abatement of Rent during such period of time as the Premises are affected by such damage or destruction.

                                   ARTICLE IX

INTENTIONALLY OMITTED

                                    ARTICLE X

         SECTION 10.1, EVENTS OF DEFAULT - Each of the following occurrences shall be an "Event of Default":

         (a) Sublessee's failure to pay Rent, Additional Rent, or any amounts owing by Sublessee to Sublessor when due and for a period of five (5) days after Sublessor has given Sublessee written notice of Sublessee's failure to pay any such amount when due; provided, however, that Sublessor shall not be obligated to give written notice of failure to pay rent when due more than three (3) times during any calendar year during the term hereof.

         (b) Sublessee's failure to perform, comply with, or observe any other agreement or obligation of Sublessee under this Sublease for a period of more than thirty (30) days after Sublessor has delivered to Sublessee written notice of such failure; however, if such failure cannot be cured within such thirty
(30) day period and Sublessee commences to cure such failure within such thirty
(30) day period and thereafter diligently pursues such cure to completion, then such failure shall not be an Event of Default; and

         (c) The filing of petition by or against Sublessee (the term "Sublessee" shall include, for the purpose of this Section any guarantor of the Sublessee obligations hereunder) (i) in any bankruptcy the appointment of a liquidator or receiver for all or substantially all of or for Sublessee's interest in this Lease; or (ii) for the reorganization or modification of Sublessee's capital structure; however, if such a petition is filed against Sublessee, then such filing shall not be an Event of Default unless Sublessee fails to have the proceeding initiated by such petition dismissed within 90 days after the filing thereof.

         SECTION 10.2, REMEDIES - Upon any Event of Default, Sublessor may, in addition to all other rights and remedies afforded Sublessor hereunder of by law or equity, take any of the following actions:

         (a) Terminate this Sublease by giving Sublessee written notice thereof, in which event, Sublessee shall pay to Sublessor the sum of (i) all Rent accrued hereunder through the date of termination, (ii) all amounts due under Section 10.3(a) and (iii) and an amount equal to (A) the total Rent that Sublessee would have been required to pay for the remainder of the term discounted to present value at a per annum rate equal to the difference between the "Prime Rate" as published on the date this Sublease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates" and one percent per annum, minus (B) the then present fair rental value of the Subleased Premises for such period, similarly discounted; or

         (b) Terminate Sublessee's right to possess the Subleased Premises without terminating this Sublease by giving written notice thereof to Sublessee, in which event Sublessee shall pay to Sublessor (i) all Rent and other amounts accrued hereunder to the date of termination of possession, (ii) all amounts due from time to time under Section 10.3(a) and (iii) all Rent and other sums required hereunder to be paid by Sublessee during the remainder of the term, diminished by any sums thereafter received by Sublessor through reletting the Subleased Premises during such period. Sublessor shall use reasonable efforts to relet the Subleased Premises on such terms as Sublessor in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to and improvement of the Subleased Premises). Sublessor shall not be liable for, nor shall Sublessee's obligations hereunder be diminished because of, Sublessor's failure to relet the Premises or to collect rent due for such reletting. Sublessee shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Re-entry by Sublessor in the Subleased Premises shall not affect Sublessees obligations hereunder for the unexpired term; rather, Sublessor may, from time to time, bring an action against Sublessee to collect amounts due by Sublessee, without the necessity of Sublessor waiting until the expiration of the term. Unless Sublessor delivers written notice to Sublessee expressly stating that it has elected to terminate this Sublease, all actions taken by Sublessor to dispossess or exclude Sublessee from the Subleased Premises shall be deemed to be taken under this Paragraph 10.2b. If the Sublessor elects to proceed under this Paragraph 10.2b, it may at any time elect to terminate this Sublease under Paragraph 10.2a.

         Additionally, in the case of an Event of Default specified in Section 10.1, after notice as therein provided, Sublessor may alter locks or other security devices at the Subleased Premises to deprive Sublessee of access thereto, and Sublessor shall not be required to provide a new key or right of access to Sublessee.

         (c) Enter upon and take possession of the Subleased Premises and expel and remove Sublessee and any other occupant therefrom with or without having terminated the Sublease.

         (d) Alter locks and other security devices at the Subleased Premises. No alteration of security devices and no removal or other exercise of dominion by Sublessor over the property of Sublessee or others at the Subleased Premises, shall be deemed unauthorized or constitute a conversion, Sublessee hereby consenting, after any event of default and notice as provided herein, to the aforesaid exercise of dominion over Sublessee's property within the Building. All claims for damages by reason of such re-entry and/or repossession or alteration of locks or other security devices are hereby waived as are claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Sublessee agrees that any re-entry by Sublessor may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings, or without the necessity of legal proceedings as Sublessor may elect, and Sublessor may not be liable in trespass or otherwise.

         (e) In the case of event of default, Sublessee shall be liable for and pay to Sublessor at Houston, Harris County, Texas, in addition to any sum provided to be paid above: (1) one-half of any reasonable broker fees incurred by Sublessor in connection with reletting the whole or any part of the Subleased Premises; (2) the cost of removing and restoring Sublessee's or other occupant's property; (3) the cost of repairing, altering,, remodeling, or otherwise putting the Subleased Premises into condition acceptable to a new tenant or tenants, plus an additional charge of fifteen percent (15%) to cover overhead; and, (4) all reasonable expenses incurred by Sublessor in enforcing Sublessor's remedies, including reasonable attorney's fees. Past due rent and other past due amounts shall bear interest from maturity until paid at the maximum interest rate allowed by applicable law.

         (f) In the event of termination or repossession of the Subleased Premises for an event of default, Sublessor shall not have any obligation to relet or attempt to relet the Subleased Premises, or any portion thereof, but Sublessor shall have the option to relet, or attempt to relet, and in the event of reletting, Sublessor may relet the whole, or any portion of the Subleased Premises for any period, to any Sublessee and for any use or purpose. Sublessor promises to make reasonable efforts to relet after an event of default.

         SECTION 10.3 PAYMENT BY SUBLESSEE, NON-WAIVER - Upon any Event of Default, Sublessee shall pay to Sublessor upon demand all costs incurred by Sublessor (including court costs and reasonable attorneys' fees and expenses) in
(i) obtaining possession of the Subleased Premises, (ii) removing or storing Sublessees or any other occupant's property, (iii) repairing, restoring, altering, remodeling, or otherwise putting the Subleased Premises into condition acceptable to a new Sublessee, (iv) if Sublessee is dispossessed of the Subleased Premises and this Sublease is not terminated, reletting all or any part of the Subleased Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (v) performing Sublessee obligation which Sublessee failed to perform, and (vi) enforcing, or advising Sublessor of its rights, remedies, and recourse arising out of the Event of Default.

         b. No Waiver - Sublessor's acceptance of Rent or partial payment thereof following an Event of Default shall not waive Sublessor's rights regarding such Event of Default. No waiver by Sublessor of any violation or breach of any of the terms contained herein shall waive Sublessor's rights regarding any future violation of such term. All remedies herein given to Sublessor, including all those not set forth but provided by law, shall be cumulative and the exercise of one or more of such remedies by Sublessor shall not exclude the exercise of any other consistent remedy, nor shall any waiver by Sublessor, express or implied, or any breach of any term, covenant or condition hereof, be deemed a waiver of such term, covenant or condition hereof, or any subsequent breach of the same or any other term, covenant or condition hereof. Failure of Sublessor to declare any default upon occurrence thereof, or delay in taking action with respect thereto, shall not waive such default, but Sublessor shall have the right to declare such default at any time and take such action as may be authorized hereunder.

         SECTION 10.4, SURRENDER OF PREMISES - No act by Sublessor shall be deemed an acceptance of surrender of the Premises, and no agreement to accept a surrender of the Subleased Premises shall be valid unless it is in writing and signed by Sublessor. At the expiration or termination of this sublease, Sublessee shall deliver to Sublessor the Premises with all improvements located therein or thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualty damage not caused by Sublessee, as to which Section 7.1 and 8.1 shall control) excepted, and shall deliver to Sublessee all keys to the Subleased Premises. Sublessee (i) may remove all trade fixture, furniture, and personal property placed in the Subleased Premises by Sublessee provided that Sublessee has performed all its obligations hereunder,
(ii) shall remove from the Subleased Premises such alterations, additions, improvements, trade fixture, equipment, furniture, signs, wiring and other property as Sublessor may request, and (iii) shall remove from the Subleased Premises all materials or substances whose handling, storage, use or disposal is regulated or restricted by any law (including without limitation any environmental or health law) placed, or permitted to be placed, in or on the Subleased Premises by Sublessee. Sublessee shall repair all damage caused by such removal. Without limiting Sublessee's obligations to remove such items, all items not so removed shall be deemed to have been abandoned by Sublessee and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Sublessor without notice to Sublessee and without any obligation to account for such items.

                                   ARTICLE XI

         SECTION 11.1, HOLDING OVER - If Sublessee fails to vacate the Subleased Premises at the end of the Term, then Sublessee shall be a tenant at will and, in addition to all other damages and remedies to which Sublessor may be entitled for such holding over, Sublessee shall pay, in addition to the other Rent, a daily Base Rental equal to 150% of the daily Base Rental payable during the last month of the Term, and Sublessee will vacate the Subleased Premises and deliver the same to Sublessor upon Sublessor's delivery of notice to Sublessee to vacate said Subleased Premises.

         If any property not belonging to Sublessor or its Landlord remains at the Subleased Premises after the expiration of ten (10) days following the termination of this Sublease, Sublessee hereby authorizes Sublessor to make such disposition of such property as Sublessor may desire without liability for compensation or damages to Sublessee in the event such property is the property of Sublessee. In the event such property is the property of someone other than Sublessee, Sublessee agrees to indemnify and hold Sublessor harmless from all suits, actions, liabilities, loss, damages, or expenses in connection with, or incident to any removal, exercise of dominion over and/or disposition of such property by Sublessor. In the event of any unauthorized holding over, Sublessee shall indemnify Sublessor against all claims for damages by any other tenant to whom Sublessor may have subleased all or any part of the Subleased Premises covered hereby, effective upon the termination of this Sublease and against all claims for damages by Sublessor's Landlord for failure to vacate the premises upon termination of the Sublease, or otherwise.

         SECTION 11.2, CERTAIN RIGHTS RESERVED BY SUBLESSOR - Provided that the exercise of such rights do not unreasonably interfere with Sublessee's occupancy of the Subleased Premises, Sublessor and Landlord shall have the following rights:

         (a) To make inspections, repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Subleased Premises and the Building, or any part thereof; to enter upon the Subleased Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; and, if required by law, to change the arrangement and location of entrances of passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building; and

         (b) Within 120 days of the termination of the Sublease or at any time after an event of default, to enter the Subleased Premises at reasonable hours to show the Subleased Premises to prospective purchasers, lenders, or tenants.

                                   ARTICLE XII

         SECTION 12.1, SERVICES - Subject to the rules and regulations referred to herein, Sublessor shall furnish the following services during the Sublease term:

         (1) Air conditioning and heating at such temperatures and in such amounts as are considered to be standard office conditions for similar office buildings in the Houston area during the standard building time, which shall be 7:00 o'clock a.m. to 7:00 o'clock p.m., Monday through Friday, and on Saturdays from 8:00 o'clock a.m. until 1:00 o'clock p.m., but not on Sundays, New Years Day, Independence Day (July 4th), Labor Day, Thanksgiving or Christmas. Sublessee shall reimburse sublessor for the cost of all services in excess of the above building standard services at Sublessor's standard rate as published by Sublessor and delivered to Sublessee from time to time, for excess or overtime service, whichever is applicable.

         (2) Water for drinking, lavatory, toilet and laboratory operating purposes.

         (3) Routine maintenance and electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Sublessor to be standard.

         (4) Standard building janitorial services on a five (s) day week basis, provided, however, if Sublessee's floor covering or other improvements is other than building standard, Sublessee shall pay the additional cleaning cost attributable thereto as additional rent. Sublessee shall pay the additional rent upon presentment of a statement therefor by Sublessor, and Sublessee's failure to pay shall constitute default hereunder. Standard building janitorial services within the Subleased Premises shall be limited to vacuuming carpets, mopping building standard linoleum or tile floors, and removing trash from the

Subleased Premises. Removal of trash shall not include removal of bio-medical waste or hazardous materials which shall be the responsibility of Sublessee.

         (5) Elevator service for access to and egress from the Building and the Subleased Premises.

         (6) Proper facilities to furnish sufficient electric power for building standard lighting, typewriters, dictating equipment, calculating machines and other machines of similar low electrical consumption, but not including electricity required for electronic data processing equipment, special lighting in excess of building standard, or any other item of electrical equipment which singly consumes more than 0.5 kilowatts per hour at rate capacity or requires a voltage other than 120 volts, single phase, provided, however, such facilities may include sufficient power for copying machines and dedicated circuits as may be provided in Exhibit "C". Notwithstanding the above, Sublessor will continue to provide, at its expense, electric service at least equal to the level of service provided to the prior subtenant, GeneMedicine.

Sublessee shall pay to Sublessor monthly as billed, such charges as may be separately metered or as Sublessor's engineer may compute for any electrical service in excess of that stated above.

         (7) Replacement of fluorescent bulbs in building standard ceiling mounted fixtures installed by Sublessor and incandescent bulb replacement in all public areas of the Building.

         (8) Maintain the Building and the common areas in clean, sanitary, safe and operating condition.

         (9) Building standard security services, including at least limiting access to the building after business hours (provided that Sublessee, its employees, representatives and invitees shall have access to the Subleased Premises at all times).

         SECTION 12.2. INTERRUPTION OF SERVICES - No interruption or malfunction of any such services shall constitute an eviction or disturbment of Sublessee's use and possession of the Subleased Premises or Building, or a breach by Sublessor of any of its obligations hereunder, or render Sublessor liable for damages or entitle Sublessee to be relieved from any obligations hereunder, (including the obligation to pay rent) or grant Sublessee any right of set-off or recoupment. In the event of any interruption, however, Sublessor shall use reasonable diligence to restore such service and if efforts are not undertaken by Sublessor to restore such service within one (1) working day of such interruption, Sublessee may, after giving written notice to Sublessor, restore such service itself and bill Sublessor for the reasonable costs and expenses incurred by Sublessee in restoring such service. Sublessee is authorized, in the event of any power interruption, to install and operate one or more electricity generators until electric service is fully restored.

                                  ARTICLE XIII

         SECTION 13.1, HANDLING OF BIO-MEDICAL AND HAZARDOUS MATERIALS - Sublessee, at its own cost and expense, shall be required to dispose of all bio-medical waste, hazardous waste, and hazardous materials that are used, generated, or come into Sublessee's possession at the Subleased Premises. Sublessee covenants and agrees that the handling and disposal of all bio-medical waste, hazardous waste and hazardous materials by Sublessee at the Subleased Premises and/or Building, shall be handled and disposed of in compliance with all laws, ordinances, rules, orders and regulations of all applicable state, federal, municipal or other agencies or bodies having jurisdiction thereof, relating to the use, handling, or disposal of bio-medical waste, hazardous materials and hazardous waste. Sublessee covenants and agrees to indemnify and hold harmless Sublessor from any claims, liability or damages resulting from Sublessee's failure to perform its obligations pursuant to this Section 13.1.

                                   ARTICLE XIV

         SECTION 14.1. SUBLESSOR TRANSFER - Sublessor may transfer any of its rights under this Sublease. If Sublessee assigns its rights under this Sublease, then Sublessor shall thereby be released from any obligation hereunder arising from and after the day of the transfer, provided that the assignee assumes Sublessor's obligation hereunder in writing.

         SECTION 14.2, FORCE MAJEURE - Other than for Sublessee's monetary obligations under this Sublease and obligations which can be performed by the payment of money (e.g. maintaining insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, wars, governmental laws, regulations, or restriction, or any other causes of any kind whatsoever which are beyond the control of such party.

         SECTION 14.3. ESTOPPEL CERTIFICATE - From time to time, Sublessee shall furnish to any party designated by Sublessor or Sublessor's Landlord, within 10 days after Sublessor has made a request therefor, a certificate signed by Sublessee confirming and containing such factual certifications and representations as to this sublease, if true, as Sublessor may reasonably request.

         SECTION 14.4, NOTICES - All notices and other communications given pursuant to this Sublease shall be in writing and shall be (i) mailed by first class, United States Mail, Postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified next to their signature block, (ii) hand delivered to the intended address, or (iii) sent by prepaid telegram, cable facsimile transmissions, or telex followed by a confirmatory letter. All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

         SECTION 14.5, SEPARABILITY - If any clause or provision of this Sublease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Sublease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Sublease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

         SECTION 14.6, AMENDMENTS AND BINDING EFFECT - This Sublease may not be amended except by instrument in writing signed by Sublessor and Sublessee. No provisions of this Sublease shall be deemed to have custom or practice which may evolve between the parties if the administration of the terms hereof shall waive or dismiss the right of either party to insist upon their performance by the other party in strict accordance with the terms hereof. The terms and conditions contained in this Sublease shall inure to the benefit of and be binding upon the parties hereto, and (subject to Section 1.5 hereof) upon their respective successors as assigns. This Sublease is for the sole benefit of Sublessor and Sublessee, and other than Sublessor's Landlord and the Mortgagee of Sublessor's Landlord, no third party shall be deemed a third party beneficiary hereof.

         SECTION 14.7, NO MERGER - There shall be no merger of the leasehold estate hereby created with the fee estate in the Subleased Premises of any party thereof if the same person acquires or holds, directly or indirectly, this Sublease or any interest in this Sublease and the fee estate in the Subleased Premises, or any interest in such fee estate.

         SECTION 14.8, NO OFFER - The submission of this sublease to Sublessee shall not be construed as an offer, and Sublessee shall not have any rights under this Lease unless Sublessor executes a copy of this Sublease and delivers it to Sublessee.

         SECTION 14.9, EXHIBITS All exhibits and attachments hereto are incorporated herein by this reference.

                  Exhibit A - Diagram of Subleased Premises
                  Exhibit B - Property Description
                  Exhibit C - Personal Property and Fixtures
                  Exhibit D - Copy of Main Lease
                  Exhibit E - Building Rules and Regulations
                  Exhibit F - Landlord's Consent
                  Exhibit G - Exceptions to Title of the Leased Premises

         Any other provision of this Sublease Agreement notwithstanding, the parties acknowledge that such Exhibits are not attached hereto at the time this Sublease is being signed by the parties. Sublessor shall provide such Exhibits to Sublessee on or before June 1, 1995, and Sublessee shall have until June 15, 1995, to review and approve same. Should Sublessor fail to deliver said Exhibits to Sublessee on or before June 1, 1995, or should Sublessee fail to approve the matters contained on such Exhibits by June 15, 1995, then Sublessee may, at it option, terminate this Sublease.

         SECTION 14.10, ENTIRE AGREEMENT - This Sublease constitutes the entire agreement between Sublessor and Sublessee regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto, and specifically supersedes a prior sublease between the parties covering space on the second floor of the same building, which prior lease is null and void. Except for those set forth in this Sublease, no representations, warranties, or agreements have been made by Sublessor or Sublessee to the other with respect to this Lease or the obligations of Sublessor or Sublessee in connection therewith.

         SUBLESSOR AND SUBLESSEE EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR SUBLESSEE'S INTENDED COMMERCIAL

PURPOSE.
         DATED as of the date first above written.

SUBLESSEE:

INTROGEN THERAPEUTICS, INC.             ADDRESS:

BY: /s/ David Nance                     301 Congress Avenue, Suite 2025
    ------------------------------      Austin, Texas  78701
ITS: President

                                        Attention: David Nance

SUBLESSOR:

BEE-MAC REFERENCE LABORATORIES, INC     ADDRESS:

BY: /s/ [illegible]                     2550 Holly Hall
    ------------------------------      Houston, Texas  77054
ITS: Vice President

                                        Attention: